Exhibit 5.1

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

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March 5, 2024

LENSAR, Inc.

2800 Discovery Drive

Orlando, Florida 32826

Re: Registration Statement on Form S-8 with respect to 779,609 shares of common stock, par value $0.01 per share, of LENSAR, Inc.

To the addressees set forth above:

We have acted as special counsel to LENSAR, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of up to 779,609 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), comprised of up to 566,341 shares of Common Stock (the “Plan Shares”) issuable under the Company’s 2020 Incentive Award Plan (the “2020 Plan”), up to 113,268 shares of Common Stock (the “ESPP Shares”) issuable under the Company’s 2020 Employee Stock Purchase Plan (the “ESPP”) and up to 100,000 shares of Common Stock (the “Inducement Shares” and, together with the Plan Shares and the ESPP Shares, the “Shares”) issuable under the Company’s 2024 Employment Inducement Incentive Award Plan (the “Inducement Plan”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 5, 2024 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or prospectuses forming a part thereof, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein only as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

March 5, 2024 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the 2020 Plan, the ESPP and the Inducement Plan, as applicable, and assuming in each case that the individual issuances, grants or awards under the 2020 Plan, the ESPP and the Inducement Plan, as applicable, are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the 2020 Plan, the ESPP and the Inducement Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), as applicable, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and such Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP